EXHIBIT 10.2

SPINOUT AND SEPARATION AGREEMENT

This SPINOUT AND SEPARATION AGREEMENT (the “Agreement”) is entered into as of May 20, 2025, by and between Neuralbase AI Ltd., a Nevada corporation (“Company”), and Frank Gomez (“Gomez”) (each a “Party,” collectively, the “Parties”).

RECITALS

WHEREAS, the Company previously developed, acquired, and operated the software platform and business known as Multidoc.ai (the “Multidoc.ai Business”);

WHEREAS, Gomez has served as Chief Executive Officer, President, Secretary, Treasurer, and director of the Company, and the Parties now wish to separate their business interests, with Gomez resigning from all Company positions and the Company transferring to Gomez all rights to the Multidoc.ai Business;

WHEREAS, the Parties desire to enter into this Agreement to formalize the spinout of the Multidoc.ai Business, provide for the transfer of assets, cancellation of Gomez’s Company shares, and mutually release all claims between them.

NOW, THEREFORE, the Parties agree as follows:

1. Recitals. The above recitals are true and correct and incorporated herein.

2. Transfer of Assets and Ownership. The Company hereby transfers, assigns, and conveys to Gomez all right, title, and interest in and to the Multidoc.ai Business, including all intellectual property, software code, trademarks, domain names, customer contracts, goodwill, and business records (the “Transferred Assets”).

3. Transactions Related to the Unwind.

3.1 Mutual Release. Each Party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) hereby forever and finally releases, relieves, acquits, absolves and discharges the other party and their Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and their Affiliates, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of the relationship between the parties hereto.

3.2 Non-Disparagement. Each Party on behalf hereby agrees of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys that neither Party will make any statement that is disparaging about the others, any of its officers, directors, shareholders, or employees including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of the Shareholder or the Company. Each Party further agrees that they will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Shareholder or the Company or any of their respective officers, directors, shareholders, or employees. Each Party hereby agrees that each Party or any of their officers, directors, or shareholders, will not make any statement that is disparaging about the any other Party. Each Party and their officers, directors, or shareholders further agree that they and their officers will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of any other Party.

3.4 Indemnification. Each Party shall defend, indemnify, and hold the other harmless from and against any and all losses, damages, liabilities, and expenses (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon another Party arising out of or relating to (i) any failure or breach by the Party to perform any of its covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the Party contained in this Agreement or in any Exhibit delivered in connection with this Agreement.

3.5 Mutual Confidential Non-Disclosure. The Parties have obtained certain confidential and proprietary information regarding each other’s operations. Each Party shall agree to maintain as confidential all confidential information in their possession.

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3.6 Expenses. The Parties acknowledge and agree that each may have incurred and may yet incur various expenses, costs, and fees, such as legal and accounting fees and other costs and expenses associated herewith, subsequent operations, and this Agreement, the Parties hereby agree that each party shall be responsible for their own expenses, costs, and fees and shall not look to any other party for reimbursement or payment of said expenses, costs, and fees related to this Agreement.

4. Closing. The Closing shall be on May 20, 2025, (the “Closing Date”) at which time the deliveries provided in Section 4 hereof shall be delivered to the other Party.

4.1 Closing; Closing Date. The Parties shall cause this Agreement to become effective and consummate the other transactions contemplated by this Agreement on the Closing Date unless such date is extended by the requirements of law or the mutual agreement of the Parties. This Agreement shall become effective when executed and delivered by all of the parties hereto.

4.2 NBBI Closing Actions. At the Closing, NBBI shall deliver or cause to be delivered to the Shareholder the following fully executed documents: (i) resolutions of the board of directors of NBBI authorizing and approving this Agreement; and, (ii) resolutions of the shareholders of NBBI authorizing and approving this Agreement.

4.3 Shareholder Closing Actions. At the Closing, the Shareholder shall deliver or cause to be delivered to NBBI the shareholder consent authorizing and approving this Agreement.

4.4 Necessary Approvals. Each of the Parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals, and shall have taken all such other actions as are required under this Agreement.

4.5 Public Announcement. The Parties agree that NBBI shall file a Form 8-K with the SEC within four (4) days of the date first above written reporting this Agreement and any announcement referenced herein.

4.6 Status. The Parties agree that they are being returned to their status and position as they existed before this relationship began, and that there shall be no further obligations on the part of any of the Parties hereto.

5. MISCELLANEOUS.

5.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties hereto are expressly canceled. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns. The Parties have voluntarily agreed to define their rights, liabilities, and obligations respecting the Agreements exclusively in contract pursuant to the express terms and provisions of this Agreement and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement.

5.2 Amendment and Modifications. This Agreement may not be amended, modified, or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

5.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in this Article 5, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

5.4 Survival of Representations, Warranties, and Covenants. The representations and warranties contained herein shall survive the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

5.6 Binding Effect. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Agreement, nothing is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

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5.7 Headings. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

5.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

5.9 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of Nevada, Clark County, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

5.10 Waivers. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

5.11 Joint Preparation. This Agreement has been jointly prepared by the Parties and the provisions hereof will not be construed more strictly against one party than another as a result of its participation in such preparation. Each party has consulted such legal, financial, technical, or other expert it deems necessary or desirable before entering into this Agreement. Each Party warrants that it has read, knows, understands, and agrees with the terms and conditions as set forth herein.

5.12 Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

5.13 Modification. Any term of this Agreement may be amended with the written consent of all Parties hereto.

5.14 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first below written.

NEURALBASE AI LTD.

By:	/s/ Vighnesh Dabole
Name:	Vighnesh Dabole
Title:	Chief Executive Officer

FRANK GOMEZ

Signature:	/s/ Frank Gomez
Name:	Frank Gomez

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